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Exhibit 11.1
                            INTEL CORPORATION
                    COMPUTATION OF EARNINGS PER SHARE
                 (In millions, except per share amounts)

                                             Three Months Ended          Nine Months Ended
                                             -------------------       ---------------------
                                             Sept. 28,  Sept.30,       Sept. 28,  Sept. 30,
                                               1996      1995            1996       1995
                                             -------------------        --------------------
PRIMARY SHARES CALCULATION:

Reconciliation of weighted average number of shares outstanding to amount used in primary earnings per share computation:

Weighted average number of
  shares outstanding                            822       822             823        826

Add shares issuable from assumed exercise
  of options and warrants                        63        67              61         57
                                             ------    ------          ------     ------
Weighted average number of shares
  outstanding as adjusted                       885       889             884        883
                                             ======    ======          ======     ======


FULLY DILUTED SHARES CALCULATION:

Reconciliation of weighted average number of shares outstanding to amount used in fully diluted earnings per share computation:

Weighted average number of shares
  outstanding                                   822       822             823        826

Add shares issuable from assumed
  exercise of options and warrants               71        67              71         61
                                             ------    ------          ------     ------
Weighted average number of shares
  outstanding as adjusted                       893       889             894        887
                                             ======    ======          ======     ======

NET INCOME                                   $1,312    $  931          $3,247     $2,699
                                             ======    ======          ======     ======
PRIMARY EARNINGS PER SHARE                   $ 1.48    $ 1.05          $ 3.67     $ 3.06
                                             ======    ======          ======     ======
(1) FULLY DILUTED EARNINGS PER SHARE         $ 1.47    $ 1.05          $ 3.63     $ 3.04
                                             ======    ======          ======     ======

(1) Earnings per common equivalent share presented on the face of the statements of income represent primary earnings per share. Dual presentation of primary and fully diluted earnings per share has not been made on the statement of income because the differences are insignificant.

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